UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2022

FARMER BROTHERS CO
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive
Northlake, TX 76262

(Address of Principal Executive Offices) (Zip Code)

(682) 549-6600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	FARM	Nasdaq Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 30, 2022 (the “Effective Date”), Farmer Bros. Co. (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with the entities and person listed on Exhibit A thereto (the “JCP Parties”) and the entities and persons listed on Exhibit B thereto (the “22NW Parties,” and together with the JCP Parties, the “Stockholder Parties”).

Concurrently with the execution of the Agreement, the JCP Parties irrevocably withdrew their previously announced notice of intent to nominate directors at the 2022 annual meeting of stockholders (the “2022 Annual Meeting”), and the Stockholder Parties have agreed not to take any further action in connection with the solicitation of proxies and other activities in connection with the 2022 Annual Meeting.

Pursuant to the Agreement, within five days of the Effective Date, the board of directors (the “Board”) of the Company will increase the size of the Board from eight to nine directors and appoint Bradley L. Radoff (“Mr. Radoff”) to the Board with a term expiring at the 2022 Annual Meeting currently scheduled to be held no later than January 13, 2023 and to the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”). In addition, the Board will nominate Mr. Radoff and an additional independent nominee from the JCP Parties’ nomination notice (such nominee, the “Second New Director”) for election at the 2022 Annual Meeting.  Further, Charles F. Marcy will retire from his role as a director of the Company at the 2022 Annual Meeting, such resulting vacancy on the Board will be filled by the Second New Director upon his election. Pursuant to the Agreement, promptly following the election of the Second New Director, the Board will appoint him to the NCG Committee.

Additionally, pursuant to the Agreement, (i) Christopher P. Mottern will retire from his role as a director of the Company by June 30, 2023, (ii) beginning on June 30, 2023 and for the term of the Agreement, the size of the Board will be no greater than eight directors, (iii) the Board will create a new special committee to review strategic alternatives and capital allocation initiatives, and (iv) promptly following the 2022 Annual Meeting, the Board will select a Chairman.  From its formation until the Termination Date (as defined in the Agreement), the special committee will be comprised of four independent directors, two of which will be Mr. Radoff and the Second New Director.

During the term of the Agreement, each of the Stockholder Parties have agreed to vote all of their shares of the Company’s common stock, $1.00 par value per share, then held by them, in favor of recommendations of the Board on director election proposals and any other proposals submitted by the Company or any stockholder except: (i) if Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. LLC (“GL”) recommend otherwise with respect to any proposal (other than as related to the election, removal or replacement of directors), each Stockholder Party may vote in accordance with ISS’s and GL’s recommendation or (ii) in connection with an Extraordinary Transaction (as defined in the Agreement), in which case each Stockholder Party may vote in its sole discretion.  In addition, during the term of the Agreement, the Stockholder Parties have agreed, subject to certain exceptions, to comply with certain customary standstill provisions, including, among other things, that such Stockholder Party will not:

•	make certain announcements regarding the Company’s transactions;

•	make, participate in or encourage any solicitation of proxies or consents;

•	advise any person with respect to the voting of or disposition of any securities of the Company other than in a manner consistent with the Board’s recommendation or certain Extraordinary Transactions;

•	knowingly sell securities of the Company to any third party with a known history of activism or known plans to engage in activism;

•	make or take any action in support of any proposal or request aimed at changing or influencing the Board, management, business strategy, policies or corporate governance of the Company; or

•	seek representation on the Board, except as set forth in the Agreement, or seek or encourage the removal of any member of the Board.

The Agreement will terminate on the earlier of (i) 30 days prior to the deadline under the Company’s Amended and Restated By-Laws (the “Bylaws”) for director nominations and stockholder proposals for the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) and (ii) 120 days prior to the first anniversary of the 2022 Annual Meeting. Pursuant to the Agreement, the termination of the Agreement shall be delayed until the earlier of (i) 30 days prior to the deadline under the Bylaws for director nominations and stockholder proposals for the Company’s 2024 annual meeting of stockholders and (ii) 120 days prior to the first anniversary of the 2023 Annual Meeting if, subject to certain procedural requirements, the Company irrevocably offers to renominate Mr. Radoff and the Second New Director, and each of Mr. Radoff and the Second New Director accept such offer. Each of the Company and the Stockholder Parties have the right to terminate the Agreement earlier if the other party commits a material breach of the Agreement and such breach is not cured within 15 days after notice or, if such breach is not curable within 15 days, the breaching party has not taken any substantive action to cure within such 15-day period.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 4, 2022, Mr. Radoff has been appointed as a member of the Board.  Mr. Radoff has also been appointed to the NCG Committee of the Board effective as of November 4, 2022.  There are no family relationships between Mr. Radoff and any previous or current officers or directors of the Company and Mr. Radoff has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Further, except for the Agreement described in Item 1.01 above, there is no arrangement or understanding between Mr. Radoff and any other persons or entities pursuant to which Mr. Radoff was appointed as a director of the Company.

Mr. Radoff, age 49, is a private investor. Mr. Radoff served as Principal of Fondren Management LP, a private investment management company, from 2005 to December 2021. Mr. Radoff previously served as a Portfolio Manager at Third Point LLC, a registered investment advisory firm, from 2006 to 2009. He also served as Managing Director of Lonestar Capital Management LLC, a registered investment advisory firm, from 2003 to 2004. Mr. Radoff also previously served as a director of Citadel Investment Group LLC, a global financial institution, from 2000 to 2003. Mr. Radoff has served as a director of Enzo Biochem, Inc. (NYSE:ENZ), an integrated diagnostics, clinical lab and life sciences company, since January 2022, where he also serves as Chair of the Audit Committee. Mr. Radoff has served as a director of Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company, since May 2021. Mr. Radoff previously served as a director of VAALCO Energy, Inc. (NYSE:EGY), a Texas-based independent energy company, from June 2020 to January 2022, Support.com, Inc. (formerly NASDAQ:SPRT), a leading provider of cloud-based software and services, from June 2016 until its merger in September 2021, and Pogo Producing Company (formerly NYSE:PPP), an oil and gas exploration, development and production company, from March 2007 until the completion of its sale to Plains Exploration & Production Company in November 2007. Mr. Radoff graduated summa cum laude with a B.S. in Economics from The Wharton School at the University of Pennsylvania.

Mr. Radoff will receive the same compensation for his service as a director as the compensation received by other non-management directors on the Board and such other benefits on the same basis as all other non-management directors on the Board.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On October 31, 2022, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished pursuant to Regulation FD and no part shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the 2022 annual meeting of stockholders. The Company intends to file a definitive proxy statement and a white proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2021 annual meeting of stockholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at https://farmerbrothers.gcs-web.com/ or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022 filed with the SEC on September 2, 2022 and the Amendment to the Annual Report on Form 10-K/A for the year ended June 30, 2022 filed with the SEC on October 27, 2022. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 annual meeting of stockholders. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website https://farmerbrothers.gcs-web.com/.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement among the Company, the entities and persons listed on Exhibit A thereto, and the entities and persons listed on Exhibit B thereto, October 30, 2022.
99.1	Press Release of Farmer Bros. Co., dated October 31, 2022.
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMER BROS. CO.

Date: October 31, 2022	By:	/s/ Jared Vitemb
Name:	Jared Vitemb
Title:	VP, General Counsel, Chief Compliance Officer and Secretary